CONSENT OF QUALIFIED THIRD-PARTY FIRM

SAWTOOTH MINING LLC

July 14, 2023

Re: Form 20-F Registration Statement to be filed by 1397468 B.C. Ltd. (the "Company")

I, Justin Burggraff, on behalf of Sawtooth Mining LLC, consent to:

• the public filing by the Company and use of the technical report titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA" (the "Technical Report Summary"), with an effective date of December 31, 2022, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission, as an exhibit to and referenced in the Registration Statement on Form 20-F (the "Registration Statement") being filed by 1397468 B.C. Ltd. with the United States Securities and Exchange Commission, and any amendments thereto (the "Form 20-F");

• the use of and reference to our company name, including our status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission), in connection with the Form 20-F and the Technical Report Summary; and

• the use of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F.

We are responsible for authoring, and this consent pertains to, Sections 3, 4, 5, 6, 7.1, 7.2, 7.4.1, 8, 9, 11, 12, 13, 18.1.3, 18.2.1, 18.3.3.1, 20, 21.2.1 to 21.2.4 and corresponding sections of 1, 22, 23 and 24 of the Technical Report Summary. We certify that we have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Sawtooth Mining LLC

By:	/s/ Justin Burggraff

Name:	Justin Burggraff

Title:	President